Nutrastar Announces
Third Quarter 2012 Results

Scheduled Maintenance on Facilities Results in Lower Sales for Q3 2012; Nine Month 2012 Sales Up 6.2% Year-Over-Year

Harbin, China, November 13, 2012-- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the three months and nine months ended September 30, 2012.

Financial Highlights for the Three Months Ended September 30, 2012•

  Net revenue was $7.57 million, a decrease of 20.8% from the year ago quarter.
  Gross margin was 79.4%, an increase of 2.4% from third quarter 2011.
  Net income was $3.74 million, a decrease 24.8% from 2011 third quarter.
  Basic and diluted EPS were $0.24 and $0.23, respectively, with 15.40 million basic shares and 16.53 million diluted shares outstanding.

Financial Highlights for the Nine Months Ended September 30, 2012•

  Net revenue was $24.47 million, an increase of 6.2% from the nine months ended September 30, 2011.
  Gross margin was 76.3%, a decrease of 0.7% from the first nine months of 2011.
  Net income was $11.60 million, a decrease of 2.5% from the nine months of 2011.
  Basic and diluted EPS were $0.74 and $0.70, respectively, with 15.38 million basic shares and 16.52 million diluted shares outstanding.

Management Commentary

“Although demand remained strong, we experienced a supply shortage due to the scheduled operational maintenance within our facilities which began in July 2012. For the nine months and for the three months ended September 30, 2012, our sales were up approximately 6.2% and down roughly 20.8%, respectively. The maintenance shutdown of our facilities temporarily reduced production of our finished core product Cordyceps as well as the raw materials required for our beverage products by approximately 23%, thus causing a decline in sales during the third quarter. The operational maintenance was completed at the end of September and production has since returned to normal levels. As a result of the temporary shutdown and resource limitations which impacted the timing of bringing on additional production facilities, we will not meet our previously anticipated full year 2012 revenue guidance of $40 million to $44 million,” Ms. Lianyun Han, CEO of Nutrastar, commented.

As for the remainder of the year, Ms. Han stated, “Fourth quarter demand is remaining robust and with the completion of required maintenance, sales are expected to be stronger than in the previous quarter. Our Cordyceps expansion project is expected to stay on track and we forecast meeting our goal of 100 tons production capacity by 2013, an increase of 14.9% from current levels. We believe that 2013 will be an even greater year for the company in terms of growth, sales and production.”

Ms. Han added, “Regarding our financial position, we continue to have a significant cash balance, roughly $4.08 per diluted share, which is being managed conservatively. Having been seen and verified by our independent auditor, we have ear-marked this cash to go towards boosting our business development efforts across all consumer product lines, furthering our business expansion projects and branding strategies, as well as looking at inorganic growth opportunities - only those we see as being complementary to our business and products, and accretive to our shareholders.”

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the quarter and nine months ended September 30, 2012, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about November 13, 2012.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 332 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:•

Howard Gostfrand

American Capital Ventures

Tel: +1-305-918-7000

Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011

NET REVENUE	$7,572,443	$9,558,282	$24,468,889	$23,037,815

Cost of goods sold	(1,559,180)	(2,193,504)	(5,809,842)	(5,299,920)

GROSS PROFIT	6,013,263	7,364,778	18,659,047	17,737,895

Selling expenses	(350,426)	(336,876)	(1,198,434)	(1,210,687)
General and administrative expenses	(551,348)	(595,599)	(1,880,591)	(1,931,016)

Income from operations	5,111,489	6,432,303	15,580,022	14,596,192

Other income (expenses):

Interest income	59,957	23,995	193,839	130,590
Foreign exchange differences	(3,440)	(12,504)	(14,607)	39,281
Change in fair value of warrants	(25,915)	200,754	114,845	1,029,879
Total other income	30,602	212,245	294,077	1,199,750

Income before income taxes	5,142,091	6,644,548	15,874,099	15,795,942

Provision for income taxes	(1,397,501)	(1,664,065)	(4,278,897)	(3,906,071)

NET INCOME	3,744,590	4,980,483	11,595,202	11,889,871

OTHER COMPREHENSIVE INCOME:

Foreign currency translation	(199,602)	1,121,422	(486,711)	2,348,153

COMPREHENSIVE INCOME	$3,544,988	$6,101,905	$11,108,491	$14,238,024

Earnings per share:

Basic	$0.24	$0.33	$0.74	$0.79

Diluted	$0.23	$0.30	$0.70	$0.73

Weighted average number of shares

Basic	15,402,196	14,915,588	15,376,476	14,732,517

Diluted	16,532,296	16,516,910	16,515,212	16,322,356

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$67,474,486	$54,556,329
Restricted cash	-	4,170
Accounts receivable	83,100	82,516
Inventories	1,213,583	898,871
Prepayments and other receivables	1,077,702	1,194,466
Total current assets	69,848,871	56,736,352
OTHER ASSETS
Intangible assets, net	1,656,776	2,024,593
Property, plant and equipment, net	11,749,428	12,395,567
Construction in process	3,992,484	5,271,609

Total assets	$87,247,559	$76,428,121
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$6,339
Other payables and accruals	1,334,322	1,064,045
Taxes payable	1,834,780	2,585,738
Due to a related party	149,412	80,648
Preferred stock dividend payable	546,831	529,851
Warrants liabilities	29,566	144,411
Total current liabilities	3,894,911	4,411,032
Total liabilities	3,894,911	4,411,032
COMMITMENTS AND CONTINGENCIES (Note 19)
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, (1,000,000 shares authorized, 113,010 shares and 147,820 shares issued and outstanding, respectively; aggregate liquidation preference amount: $3,164,280 and $4,138,960, plus accrued but unpaid dividend of $546,831 and $529,851, at September 30, 2012 and December 31, 2011, respectively)	2,577,324	3,371,206
Common stock, $0.001 par value, 190,000,000 shares authorized 15,462,381shares issued and 15,418,826 shares outstanding at September 30, 2012; 14,962,631 shares issued and 14,957,970 shares outstanding at December 31, 2011	15,463	14,963
Additional paid-in capital	18,488,629	17,180,280
Treasury stock, at cost, 43,555 shares and 4,661 shares of common stock as of September 30, 2012 and December 31, 2011	(78,767)	(9,553)
Statutory reserves	4,325,493	3,076,552
Retained earnings	53,294,650	43,167,074
Accumulated other comprehensive income	4,729,856	5,216,567
Total stockholders' equity	83,352,648	72,017,089
Total liabilities and stockholders' equity	$87,247,559	$76,428,121

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,595,202	$11,889,871
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	(114,845)	(1,029,879)
Warrants and consultant restricted stock expense	-	58,340
Depreciation and amortization	926,272	842,198
Share-based compensation expense	313,262	351,515
(Increase) decrease in assets:
Accounts receivable	(1,110)	72,686
Inventories	(321,613)	(753,612)
Prepayments and other receivables	109,625	(762,258)
Increase (decrease) in liabilities:
Accounts payable	(6,323)	(122,121)
Other payables and accruals	277,756	139,029
Taxes payable	(737,396)	1,413,299
Net cash provided by operating activities	12,040,830	12,099,068

CASH FLOWS FROM INVESTING ACTIVITIES:
Refund of prepayments for cold studios	1,266,424	-
Addition to construction in progress	-	(4,716,169)
Purchase of property, plant and equipment and construction in progress	(15,903)	(2,019,305)
Net cash provided by (used in) investing activities	1,250,521	(6,735,474)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase common stocks	(69,214)	-
Advance from related party	82,674	-
Decrease in restricted cash	4,170	140,860
Net cash provided by financing activities	17,630	140,860

Foreign currency translation adjustment	(390,824)	1,712,354

INCREASE IN CASH AND CASH EQUIVALENTS	12,918,157	7,216,808
CASH AND CASH EQUIVALENTS, at the beginning of the period	54,556,329	40,758,848

CASH AND CASH EQUIVALENTS, at the end of the period	$67,474,486	$47,975,656

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$995,587	$1,203,346
Share-based payment – IR warrants	-	58,340
Preferred stock dividend payable	218,685	293,010
Share-based payment to officers and directors under equity incentive plan	313,262	351,515
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$4,773,432	$2,475,207